                                                                      Exhibit Y

                                     SECOND

                                    AMENDMENT

                                       TO

                             SENIOR CREDIT AGREEMENT


         SECOND AMENDMENT, dated as of March 21, 1997 (this "Amendment") to the Senior Credit Agreement dated as of December 20, 1996 (as amended by the First Amendment to the Senior Credit Agreement dated as of February 18, 1997, the "Credit Agreement"), by and among Skyline Multimedia Entertainment, Inc., a New York corporation (the "Company"), New York Skyline, Inc., a New York corporation ("NYSI"), Skyline Virtual Reality, Inc., a Delaware corporation ("SVRI"), Skyline Chicago, Inc., a Delaware corporation ("SCI"), Skyline Magic, Inc., a Delaware corporation ("SMI"), Skyline Las Vegas, Inc., a Delaware corporation ("SLVI") (the Company, NYSI, SVRI, SCI, SMI and SLVI, together, the "Borrowers"), Prospect Street NYC Discovery Fund, L.P., a Delaware limited partnership ("Prospect"), Bank of New York, as Trustee for the Employees Retirement Plan of the Brooklyn Union Gas Company ("Bug") and Prospect Street NYC Co-Investment Fund, L.P., a Delaware limited partnership ("Prospect II").

         WHEREAS, capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement;

         WHEREAS, each of the Borrowers, Prospect, Bug, Prospect II and Bank of New York, as Trustee for Brooklyn Union Gas Company Non-Bargaining Health VEBA ("VEBA") desire (i) that Section 9.3 of the Credit Agreement be amended to provide for more than one New Additional Lender; (ii) that Section 9.7 of the Credit Agreement be amended to provide that the parties agree that the fair market value of the Warrants to be issued under the Credit Agreement is $1.00 for each Warrant Share issuable thereunder; (iii) that Section 9.9 of the Credit Agreement be amended to provide that an opinion of counsel to the Borrowers in connection with amendments, modifications, terminations or waivers under the Credit Agreement is only necessary if requested by the Required Lenders; and
(iv) that Footnote 5 to the Form of Warrant attached as Exhibit F to the Credit Agreement be amended to provide that the Warrant issuable to VEBA on the date hereof shall be immediately exercisable;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to Section 9.3 of the Credit Agreement. Section 9.3 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
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                           "9.3 New Additional Lenders. Upon the consent of the
                  Required Lenders and Prospect, one or more additional Persons (each a "New Additional Lender") shall be made a party to this Agreement by executing a counterpart of this Agreement. Each New Additional Lender shall have the respective Additional Loan Commitment as shall be set forth on the counterpart of this Agreement executed by such New Additional Lender. In the event that any New Additional Lender is made a party to this Agreement, the terms "Additional Lender" and "Lender" herein shall be deemed to refer to such New Additional Lender."

         2. Amendment to Section 9.7 of the Credit Agreement. Section 9.7 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                           "9.7 Consideration for Warrants. The Lenders and the
                  Borrowers acknowledge and agree that, for all purposes (including tax and accounting), the consideration paid for the Warrants to be issued hereunder is $1.00 for each Warrant Share (as defined in the Warrants) issuable thereunder (subject to adjustment for stock splits, stock dividends, recapitalization, reorganizations and similar events which occur on or after the Closing Date). Each Lender and each Borrower shall file their respective Tax Returns in a manner which is consistent with such valuation and shall not take any contrary position with any taxing authority."

         3. Amendment to Section 9.9 of the Credit Agreement. Section 9.9 of the Credit Agreement is hereby amended by inserting the phrase ", if the Required Lenders so Request," immediately after the phrase "Required Lenders and each Borrower and" and immediately before the phrase "an opinion of counsel of the Borrowers to the effect" in the fourth line of Section 9.9 of the Credit Agreement.

         4. Amendment to Footnote 5 of the Form of Warrant. Footnote 5 of the Form of Warrant attached as Exhibit F to the Credit Agreement is hereby amended by deleting the text of Footnote 5 in its entirety and inserting the following in lieu thereof:

                  "The Warrant to be issued to Bug (the "February Bug Warrant") on February 18, 1997 with respect to 48,780 Warrant Shares (subject to adjustment as provided in such Warrant) and the Warrant to be issued to VEBA (the "March VEBA Warrant") on March 21, 1997 with respect to 48,780 Warrant Shares (subject to adjustment as provided in such Warrant) will each be exercisable immediately upon issuance. All Warrants other than the February Bug Warrant and the March VEBA Warrant shall be exercisable as follows: (i) the first 200,000 Warrant


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                  Shares will be exercisable immediately upon issuance; (ii) the next 100,000 Warrant Shares will be exercisable beginning one year from the Closing Date; and (iii) all remaining Warrant Shares will be exercisable beginning two years from the Closing Date, in each case pro rata among the Lenders participating in each Borrowing pursuant to which such Warrants are issued and subject to appropriate adjustment for stock splits, stock dividends, recapitalizations, reorganizations and similar events which occur on or after execution of the Credit Agreement."

         5. Effectiveness of Amendment. Pursuant to Section 9.9 of the Credit Agreement, this Amendment shall become effective upon the execution and delivery of this Agreement by each Lender and each Borrower.

         6. Effect on Credit Agreement. The Credit Agreement shall continue in full force and effect as amended by this Amendment. From and after the date hereof, all references to the Credit Agreement shall be deemed to mean the Credit Agreement as amended by this Amendment.

         7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         8. Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



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                  IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.



                         SKYLINE MULTIMEDIA ENTERTAINMENT, INC.


                         By:
                            --------------------------------------
                                Name:
                               Title:


                         NEW YORK SKYLINE, INC.


                         By:
                            --------------------------------------
                               Name:
                               Title:


                         SKYLINE VIRTUAL REALITY, INC.


                         By:
                            --------------------------------------
                               Name:
                               Title:


                         SKYLINE CHICAGO, INC.


                         By:
                            --------------------------------------
                               Name:
                               Title:


                         SKYLINE MAGIC, INC.


                         By:
                            --------------------------------------
                               Name:
                               Title:


         [Signature Page to Second Amendment to Senior Credit Agreement]




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
                   SKYLINE LAS VEGAS, INC.


                   By:
                      ------------------------------------
                         Name:
                         Title:

                   PROSPECT STREET NYC DISCOVERY FUND, L.P.

                   By: Prospect Street Discovery Fund, Inc., its General Partner


                         By:
                            ------------------------------
                               Name:    Ronald D. Celmer
                               Title:      Vice President


                   BANK OF NEW YORK, as Trustee for the
                     Employees Retirement Plan of the Brooklyn
                     Union Gas Company


                   By:
                      ------------------------------------
                         Name:
                         Title:


                   PROSPECT STREET NYC CO-INVESTMENT FUND, L.P.

                   By:   Prospect Street Co-Investment Fund, LLC,
                           its General Partner

                         By:
                            ------------------------------
                               Name:
                               Title:


ACCEPTED AND AGREED TO:

BANK OF NEW YORK, as Trustee for Brooklyn Union Gas Company Non-Bargaining Health VEBA

By:
   -------------------------------
      Name:
      Title:


         [Signature Page to Second Amendment to Senior Credit Agreement]


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